SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) March 16, 1998



                                Intercardia, Inc.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


        0-27410                                               56-11924222
(Commission File Number)                               (IRS Employer ID Number)

P.O. Box 14287
3200 East Highway 54
Cape Fear Building, Suite 300
Research Triangle Park, North Carolina                          27709
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code (919) 558-8688


                                       N/A
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On March 2, 1998, the Registrant, Transcell Technologies, Inc., a Delaware corporation ("Transcell"), and Interneuron Pharmaceuticals, Inc., a Delaware corporation ("Interneuron"), entered into a definitive merger agreement for the previously announced acquisition of Transcell by the Registrant (the "Acquisition"). On March 17, 1998, the Registrant confidentially filed with the Securities and Exchange Commission (the "SEC") its preliminary proxy solicitation materials for its stockholder meeting at which the Acquisition will be considered (the "Intercardia Stockholder Meeting"). The Registrant currently expects to distribute definitive proxy materials as soon as possible, pending SEC review, and to hold the Intercardia Stockholder Meeting and the closing of the Acquisition approximately three to four weeks later.


Item 7.  Exhibits

2.6 Agreement and Plan of Merger dated March 2, 1998 by and among the Registrant, Transcell Technologies, Inc. and Interneuron
         Pharmaceuticals, Inc.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       INTERCARDIA, INC.
Date:  March 16, 1998
                                   /s/ RICHARD W. REICHOW
                                       Richard W. Reichow, Senior Vice President
                                       and Chief Financial Officer

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